Exhibit 10.4

ESCROW AGREEMENT
ESCROW AGREEMENT (this “Agreement”), dated as of September 12, 2014, among U.S. Bank National Association, as escrow agent (in such capacities, the “Escrow Agent”), Bank of America, N.A., as administrative agent (the “Escrow Administrative Agent”) under the Escrow Credit Agreement (as defined herein), and CCO Safari, LLC, a Delaware limited liability company (the “Escrow Borrower”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Credit Agreement.
R E C I T A L S
WHEREAS, this Agreement is being entered into in connection with the Escrow Credit Agreement, dated as of the date hereof (the “Escrow Credit Agreement”), among the Escrow Borrower, the Lenders party thereto (the “Escrow Lenders”) and the Escrow Administrative Agent;
WHEREAS, pursuant to the terms of the Escrow Credit Agreement, the Escrow Borrower will become liable for all obligations with respect to Term G Loans, in an aggregate principal amount of $3,500.0 million;
WHEREAS, concurrently with the borrowing of the Term G Loans on the Funding Date, the Escrow Administrative Agent, at the direction of the Escrow Borrower, will deposit with the Escrow Agent, as hereinafter provided, $3,513,222,222.22 (the “Initial Escrow Deposit”);
WHEREAS, the Escrowed Property will be used (i) upon satisfaction of the conditions set forth in Section 3(a), by the Escrow Borrower for the purposes set forth in Section 3(a) or (ii) to fund the applicable Escrow Prepayment;
WHEREAS, as security for its obligations under the Escrow Credit Agreement, the Escrow Borrower hereby grants to the Escrow Administrative Agent, for the sole and exclusive benefit of the Secured Parties, a first priority security interest in and lien on the Escrow Account and the other Collateral; and
WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.
A G R E E M E N T
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Acquisition” has the meaning set forth in the Escrow Credit Agreement.
“Acquisition Agreement” has the meaning set forth in the Escrow Credit Agreement.

“Additional Escrow Deposit” means, with respect to any Interest Period for the Term G Loans pursuant to the Escrow Credit Agreement, an amount, as calculated by the Escrow Administrative Agent and notified in writing in the form of Annex V at least nine Business Days prior to the end of the then current Interest Period to the Escrow Agent and the Escrow Borrower, equal to the excess of (i) the sum, without duplication, as calculated by the Escrow Administrative Agent and notified in writing in the form of Annex V to the Escrow Agent and the Escrow Borrower at least nine Business Days prior to the end of the then current Interest Period of (x) the principal amount of the Term G Loans outstanding on such date plus (y) the amount of regularly accruing interest that will be payable for the Interest Period then applicable to the Term G Loans and for the Interest Period that will be in effect following the expiration of such then current Interest Period assuming that the full amount of the Term G Loans that are outstanding on such date remain outstanding throughout both such Interest Periods and (z) the amount of all other Obligations then due and owing of which the Escrow Administrative Agent has received notice over (ii) the liquidation value of Escrow Property determined by the Escrow Agent and notified in writing in the form of Annex IV, in each case, on such date to the Escrow Administrative Agent and the Escrow Borrower (calculated as the amount of deposits and the principal amount of any Escrow Investments together with all accrued interest thereon through the date of determination).
“CCO” means Charter Communications Operating, LLC, a Delaware limited liability company.
“CCO Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 18, 1999 (amended, restated, modified and supplemented from time to time), by and among the CCO, CCO Holdings, LLC, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties named therein.
“Collateral” has the meaning set forth in Section 6(a).
“Eligible Escrow Investments” means (a) direct obligations of the United States of America or an agency thereof or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America or an agency thereof, in each case maturing not more than 90 days from the date of purchase; (b) U.S. dollar denominated institutional money market funds governed by Rule 2a-7 under the Investment Company Act of 1940 and rated “Aaam” by S&P and “Aaam” by Moody's, including funds managed by Escrow Agent or any of its affiliates, in which case Escrow Administrative Agent and Escrow Borrower acknowledge that they have received from the Escrow Agent, either directly or via access to a relevant website, a current copy of the prospectus for the money market fund investment they have authorized; (c) U.S. dollar denominated deposit accounts or Eurodollar time deposits having daily liquidity with commercial banks which have a rating on their short-term deposits on the date of deposit or purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody's (ratings on holding companies are not considered as the rating of the bank) and which have a combined capital and surplus of not less than $500,000,000 as set forth in their most recent annual report of condition; or (d) U.S. dollar denominated commercial paper maturing not more than 90 days from the date of purchase with ratings on the date of purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody's; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole reasonable discretion determines are not administratively feasible with the Escrow Agent’s policy or practices.
“Escrow Account” means the escrow account established pursuant to Section 2.
“Escrow Credit Agreement” has the meaning set forth in the recitals.
“Escrow End Date” means the earliest of (x) the last day of any Interest Period for the Term G Loans pursuant to the Escrow Credit Agreement unless, prior to such date, the Borrower has made the Additional Escrow Deposit with respect to the subsequent Interest Period and (y) the date on which the Escrow Borrower determines in its sole discretion and notifies the Escrow Administrative Agent and the Escrow Agent in writing that any of the Escrow Release Conditions cannot be satisfied pursuant to a Prepayment Notice.
“Escrowed Property” has the meaning set forth in Section 2(a)(ii).
“Escrow Release Conditions” means:
(i)the Escrow Assumption (as defined in the CCO Credit Agreement) shall have occurred (or shall occur on the date of release of the Escrowed Property to the Escrow Borrower substantially concurrently with the release of such Escrowed Property) with respect to all outstanding Term G Loans;

(ii)the Acquisition shall be consummated on the date of and substantially simultaneously with the release of the Escrowed Property to the Escrow Borrower in accordance with the Acquisition Agreement, as amended from time to time by CCO in its sole discretion;

(iii)no amendment, consent or waiver requiring the consent of (x) the Required Lenders (as defined in the CCO Credit Agreement) or (y) each Lender (as defined in the CCO Credit Agreement) shall have become effective with respect to the CCO Credit Agreement or any other Loan Document (as defined in the CCO Credit Agreement) unless (A) in the case of subclause (x) above, such amendment, consent or waiver was approved by Lenders (as defined in the CCO Credit Agreement) and Escrow Lenders that would have together constituted the Required Lenders under the CCO Credit Agreement had the entire aggregate principal amount of the Term G Loans been outstanding under the CCO Credit Agreement at such time and (B) in the case of subclause (y) above, such amendment, consent or waiver was approved by each Escrow Lender;

(iv)the Escrow Administrative Agent shall have received from the chief financial officer of the Borrower a certificate in form and substance reasonably satisfactory to the Escrow Administrative Agent certifying that CCO and its Subsidiaries, on a consolidated basis after giving effect to the Escrow Assumption, the Acquisition and the other transactions in connection therewith, are Solvent; and

(v)all fees and expenses required to be paid to the lead arrangers and bookrunners for the Term G Loans at the time of closing of the Acquisition pursuant to that separate fee letter by and among CCO and such parties have been paid or will be paid on the Release Date.

“Initial Escrow Deposit” has the meaning set forth in the recitals.
“Interest Period” has the meaning set forth in the Escrow Credit Agreement.
“Interest Payment Date” has the meaning set forth in the Escrow Credit Agreement.
“Obligations” has the meaning set forth in the Escrow Credit Agreement.
“Partial Prepayment Notice” means a notice signed by a Responsible Officer of the Administrative Agent in the form of Annex III.
“Prepayment Notice” means a notice signed by a Responsible Officer of the Borrower in the form of Annex II.

“Release Date” means the date when all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof are satisfied.
“Release Request” means a certificate of a Responsible Officer of the Escrow Borrower requesting release of the Escrowed Property in the form attached hereto as Annex I, certifying as to the matters specified therein.
“Required Lenders” has the meaning set forth in the Escrow Credit Agreement.
“Responsible Officer” of any person means the chief executive officer or chief financial officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Secured Parties” has the meaning set forth in the Escrow Credit Agreement.
“Solvent” has the meaning set forth in the Escrow Credit Agreement.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
2.    Escrow Account; Escrow Agent.

(a)Establishment of Escrow Account.

(i)Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish an escrow account in the name of the Escrow Administrative Agent entitled “U.S. Bank National Association - CCO Safari, LLC Escrow Account” (the “Escrow Account”) at its office located at One U.S. Bank Plaza, 3rd Floor, St. Louis, Missouri 63101, and (B) the Escrow Borrower will deposit with the Escrow Agent the Initial Escrow Deposit.

(ii)The Escrow Agent shall accept the Initial Escrow Deposit and each Additional Escrow Deposit and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in Eligible Escrow Investments as directed by the Escrow Borrower in writing from time to time. The Escrow Agent is hereby directed to hold cash in a non-interest bearing transaction account and this authorization is a permanent investment direction until the Escrow Agent is directed in writing by the Escrow Borrower of permissible alternate instructions. All Escrowed Property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Property shall be under the control (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Escrow Administrative Agent for the benefit of the Secured Parties.

(iii)The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Eligible Escrow Investments required by the terms hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(b)Escrow Agent Compensation; Expense Reimbursement.

(i)The Escrow Borrower shall pay to Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Exhibit I. The Escrow Agent shall be paid any compensation owed to it directly by the Escrow Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(ii)The Escrow Borrower shall reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable and documented expenses and disbursements of its counsel (limited to one outside counsel and one local counsel in each relevant jurisdiction). The Escrow Agent shall be paid any such expenses owed to it directly by the Escrow Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(c)Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 days’ prior written notice to the Escrow Borrower and the Escrow Administrative Agent. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement, in each case to a successor escrow agent mutually approved by the Escrow Borrower and the Escrow Administrative Agent (which approvals shall not be unreasonably withheld or delayed) and (ii) the Escrow Borrower, the Escrow Administrative Agent and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Escrow Administrative Agent and the Escrow Lenders than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Escrow Borrower, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3.    Release of Escrowed Property.

(a)If at any time prior to the Escrow End Date, the Escrow Agent and the Escrow Administrative Agent receive a Release Request, no later than 1 p.m. Eastern Time on the Business Day prior to such release, then, unless the Escrow Administrative Agent has notified the Escrow Agent and the Escrow Borrower in writing that it has concluded that the Escrow Borrower is not entitled to provide such Release Request, the Escrow Agent will release the Escrowed Property then held by it to or for the account or at the direction of the Escrow Borrower, in each case in an amount and pursuant to the written direction to the Escrow Agent as set forth in such Release Request.

(b)If the Escrow End Date occurs, the Escrow Agent will release to the Escrow Administrative Agent all Escrowed Property then held by it on the Escrow End Date pursuant to the written direction to the Escrow Agent provided by the Escrow Administrative Agent.

(c)If the Administrative Agent delivers a written notice to the Escrow Agent that the Term G Loans have become immediately due and owing pursuant to Section 8 of the Escrow Credit

Agreement, the Escrow Agent will release all Escrowed Property then held by it to the Escrow Administrative Agent within one Business Day of receiving such notice.

(d)If the Administrative Agent delivers a Partial Prepayment Notice to the Escrow Agent, the Escrow Agent will release the amount of Escrow Property equal to the amount set forth in such Partial Prepayment Notice within one Business Day of receiving such notice.

(e)The Escrow Administrative Agent agrees to promptly execute and deliver or cause to be executed and delivered any instruments, documents and agreements and to promptly take all additional steps reasonably requested by the Escrow Borrower to evidence and/or confirm the release of the Collateral pursuant to the foregoing clause (a) or (b) of this Section 3, including authorizing filing of one or more UCC amendments or termination statements in such jurisdictions and filing offices as are reasonably necessary or advisable (as determined by the Escrow Borrower) in order to terminate the applicable security interest granted herein. In connection with any release pursuant to this Section 3(e), the Escrow Borrower shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC amendments or termination statements.

(f)The Escrow Administrative Agent agrees that, at least one Business Day prior to each Interest Payment Date, it shall deliver to the Escrow Agent and the Escrow Borrower a statement as to the amount of accrued but unpaid interest due on such Interest Payment Date under the Escrow Credit Agreement for the applicable Interest Period in respect of the Term G Loans, and the Escrow Agent shall transfer to the Escrow Administrative Agent, to the account set forth on Schedule A hereto, an amount of funds, no later than 1 p.m. Eastern Time on such Interest Payment Date, that is equal to the amount reflected in such statement.

4.    Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Escrow Administrative Agent or the Escrow Lenders from time to time the performance of the Escrow Borrower; (ii) the Escrow Agent shall have no responsibility to the Escrow Borrower or the Escrow Administrative Agent or the Escrow Lenders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Escrow Borrower shall remain solely responsible for all aspects of the Escrow Borrower’s business and conduct; and (iv) the Escrow Agent shall not be obligated to supervise, inspect or inform the Escrow Borrower or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Escrow Borrower or the Escrow Administrative Agent in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, including any person believed to be a Responsible Officer, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accura-

cy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Escrow Administrative Agent’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Escrow Borrower, the Escrow Administrative Agent, the Escrow Lenders or any other party.
At any time the Escrow Agent may request in writing an instruction in writing from the Escrow Borrower (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Escrow Borrower for acting without the Escrow Borrower’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five (5) Business Days after the Escrow Borrower receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Escrow Borrower.
At the expense of the Escrow Borrower, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.
In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Escrow Borrower.
No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.    Indemnity. The Escrow Borrower shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any such Indemnified Person (as determined by a final judgment of a court of competent jurisdiction). The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6.Grant of Security Interest; Instructions to Escrow Agent.

(a)The Escrow Borrower hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Escrow Administrative Agent for the benefit of the Secured Parties, all of its right, title and interest in, to the extent applicable, (i) the Escrow Account, the Escrowed Property and all financial assets (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Escrow Borrower may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Escrow Borrower has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure the Secured Obligations. The Escrow Agent hereby acknowledges the Escrow Administrative Agent’s security interest and lien as set forth above. The Escrow Borrower shall take all actions and shall direct the Escrow Administrative Agent in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Escrow Administrative Agent in order to secure all Secured Obligations. The Escrow Borrower shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Escrow Borrower’s right, title or interest in the Escrow Account or any Collateral.

(b)The Escrow Borrower and the Escrow Administrative Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i)maintain the Escrow Account for the sole and exclusive benefit of the Escrow Administrative Agent on its own behalf and on behalf of the Escrow Lenders to the extent specifically required herein; treat all property in the Escrow Account as financial assets (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Escrow Borrower pursuant to this Section 6 to cause the Escrow Administrative Agent to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Escrow Administrative Agent;

(ii)promptly notify the Escrow Administrative Agent if a Responsible Officer of the Escrow Agent receives written notice that any Person other than the Escrow Administrative Agent has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii)transfer the Collateral to the Escrow Administrative Agent to the extent required by Section 3(b), Section 3(c), Section 3(d) or Section 3(f).

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Escrow Administrative Agent and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Escrow Borrower pursuant to Section 3(a). The Escrow Agent shall not have any right to receive compensation from the Escrow Administrative Agent and shall have no authority to obligate the Escrow Administrative Agent or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Escrow Administrative Agent in the exercise of its rights in the Collateral provided for herein.
(c)The Escrow Borrower will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Escrow Administrative Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Escrow Administrative Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and agree to file or to cause to be filed one or more UCC financing statements and continuation statements in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Escrow Borrower also hereby authorizes the Escrow Administrative Agent to file any financing or continuation statements with respect to the Collateral without its respective signature (to the extent permitted by applicable law). The Escrow Borrower shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Escrow Administrative Agent shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Escrow Administrative Agent nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d)The Escrow Borrower hereby appoints the Escrow Administrative Agent as attorney-in-fact with full power of substitution to do any act that the Escrow Borrower is obligated hereby to do, and the Escrow Administrative Agent may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Escrow Borrower might exercise with respect to the Collateral and take any action in the Escrow Borrower’s name to protect the Escrow Administrative Agent’s security interest hereunder.

(e)If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Escrow Administrative Agent directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Escrow Borrower or any other person.

(f)The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC). The Escrow Borrower represents and warrants that it was duly organized and is validly existing as a Delaware limited liability company and is not organized under the laws of any other jurisdiction, and during the term of this Agreement, it will not change its legal name, identity or organizational structure or jurisdiction of organi-

zation without giving the Escrow Administrative Agent prompt written notice and within thirty (30) days it shall have taken all actions reasonably necessary to maintain the perfection and priority of the security interest granted hereunder, if applicable.

(g)The Escrow Borrower hereby confirms that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) by the Escrow Administrative Agent of the Escrow Account and the Escrowed Property credited thereto. The Escrow Agent and the Escrow Borrower have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Escrow Administrative Agent with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(h)The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Escrow Administrative Agent in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein or credited thereto.

(i)The Escrow Borrower represents and warrants that it has been duly organized and is validly existing as a limited liability company under the laws of the jurisdiction set forth in the preamble to this Agreement, and during the term of this Agreement, the Escrow Borrower will not change its legal name from that set forth in the signature pages attached hereto, identity or organizational structure or jurisdiction of organization without giving the Escrow Administrative Agent written notice thereof within 30 days after any such change.

7.Termination. This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Escrow Borrower under Section 2(b) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

8.Security Interest Absolute. All rights of the Escrow Administrative Agent for its own benefit and the benefit of the Escrow Lenders and security interests hereunder, and all obligations of the Escrow Borrower hereunder, shall be absolute and unconditional irrespective of:

(a)any lack of validity or enforceability of the Escrow Credit Agreement or any other agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Escrow Credit Agreement;

(c)any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d)to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Escrow Borrower in respect of the Secured Obligations or of this Agreement.

9.Miscellaneous.

(a)Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b)Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c)Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Escrow Borrower hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d)Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e)Entire Agreement; Amendments. This Agreement and the Escrow Credit Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Escrow Borrower from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Escrow Credit Agreement, and neither the Escrow Agent nor the Escrow Administrative Agent shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Escrow Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Escrow Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f)Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; or (iv) one (1) Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

U.S. Bank National Association, as Escrow Agent
ATTN: Brian J. Kabbes, Global Corporate Trust Services
One U.S. Bank Plaza, 3rd Floor
St. Louis, Missouri 63101
Telephone:    314-418-3943
Facsimile:    314-418-1225
E-mail:        brian.j.kabbes@usbank.com

and to:

U.S. Bank National Association
ATTN:     Maria Bui
Trust Finance Management
60 Livingston Avenue
EP-MN-WS3T
Telephone:    651-466-6092
Facsimile:    651-312-2599
E-mail:        maria.biu@usbank.com

To the Escrow Administrative Agent:

Bank of America, N.A.
222 Broadway, 14th Floor
New York, New York 10038
Attention: Don B. Pinzon
Facsimile: (212) 908-7843

With a copy to:
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention: Corey Wright
Facsimile: (212) 378-2544

To the Escrow Borrower:

CCO Safari, LLC
c/o Charter Communications Operating, LLC
400 Atlantic Street
Stamford, Connecticut 06901
Attention: Rick Dykhouse
Facsimile: (314) 965-6640

With a copy to:
Kirkland & Ellis LLP
601 Lexington Ave.
New York, New York 10022
Attention: Jason Kanner
Facsimile: (212) 446-4900

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f). Notwithstanding the foregoing, notices and other communications to the Escrow Administrative Agent or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 9(f) shall not be deemed duly given and received until actually received by the Escrow Administrative Agent or the Escrow Agent, as applicable, at its address set forth above.
(g)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(h)Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i)Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE ESCROW BORROWER, THE ESCROW ADMINISTRATIVE AGENT AND THE ESCROW AGENT HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S JURISDICTION (WITHIN THE MEANING OF SECTIONS 8-110 AND 9-305 OF THE UCC) SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE ESCROW BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j)Representations and Warranties of the Escrow Borrower. The Escrow Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The exe-

cution, delivery and performance of this Agreement by the Escrow Borrower does not violate any material applicable law or regulation to which the Escrow Borrower is subject and does not require the consent of any governmental or other regulatory body to which the Escrow Borrower is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Escrow Borrower is, with respect to the Collateral it is delivering pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and are the only entitlement holders (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the financial assets (as defined in Section 8-102(a) of the UCC).

(k)Representations and Warranties of Escrow Agent and Escrow Administrative Agent. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Escrow Administrative Agent hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l)No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Escrow Borrower or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m)Interpretation of Agreement. All terms not defined herein or in the Escrow Credit Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Escrow Administrative Agent or the Escrow Borrower conflicts with the Escrow Credit Agreement, the Escrow Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n)Survival of Provisions. All representations, warranties and covenants of the Escrow Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o)Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Administrative Agent and/or the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Administrative Agent and/or the Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p)Security Advice. The Escrow Administrative Agent and the Escrow Borrower each acknowledge that regulations of the Comptroller of the Currency grant them the right to receive brokerage confirmations of the security transactions as they occur. The Escrow Administrative Agent and the Escrow Borrower each specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.
[Signature Pages Follow]

S-1

U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent

By:	/s/Brian J. Kabbes
Name: Brian J. Kabbes
Title: Vice President

[Signature Page to Escrow Agreement]

BANK OF AMERICA, N.A.,
as Escrow Administrative Agent

By:	/s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President

[Signature Page to Escrow Agreement]

CCO SAFARI, LLC

By:	/s/ Thomas M. Degnan
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer

[Signature Page to Escrow Agreement]

ANNEX I
[FORM OF OFFICER’S CERTIFICATE - RELEASE REQUEST]

I-4

ANNEX II
[FORM OF PREPAYMENT NOTICE]

II-5

ANNEX III
[FORM OF PARTIAL PREPAYMENT NOTICE]

ANNEX IV
[FORM OF ESCROW PROPERTY VALUE DETERMINATION]

ANNEX V
[FORM OF ADDITIONAL ESCROW DEPOSIT DETERMINATION]

EXHIBIT I
[Schedule of Fees for Services as Escrow Agent]